EXHIBIT 99.1
Solectron Announces First Quarter Financial Results
- Company delivered sequential growth in revenue in Q1 -
For Immediate Release: Dec. 22, 2005
MILPITAS, Calif. — Solectron Corporation (NYSE:SLR), a leading provider of electronics manufacturing and integrated supply chain services, today reported sales of $2.46 billion in the first quarter of fiscal 2006, an increase of 2.4% over fourth quarter revenues of $2.40 billion. Sales in the first quarter of fiscal 2005 were $2.69 billion.
The company reported a GAAP profit after tax from continuing operations in the first quarter of $20.2 million, or two cents per share, compared with GAAP profit after tax from continuing operations of $11.8 million, or one cent per share, in the fourth quarter of fiscal 2005. GAAP profit after tax from continuing operations in the first quarter of fiscal 2005 was $47.5 million, or 5 cents per share.
Non-GAAP profit after tax for the first quarter was $28.1 million, or $0.03 per share, compared to non-GAAP profit after tax of $41.4 million, or $0.04 per share, for the fourth quarter of fiscal 2005, and non-GAAP profit after tax of $51.4 million, or $0.05 per share in the first quarter of fiscal 2005. Non-GAAP financial results do not include restructuring costs, impairment charges, amortization of intangibles, stock based compensation expenses, or other infrequent or unusual items. The financial results of prior periods have been adjusted to reflect the impact of stock compensation charges and amortization of intangibles. Please refer to “Non-GAAP Information” below for further information.
“We are pleased to deliver sequential revenue growth in the first quarter,” said Mike Cannon, president and chief executive officer of Solectron. “We are continuing to make investments to expand our global capabilities and to position Solectron for continued revenue growth in the second half of this year.”
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First Quarter 2006 Highlights
Improved Asset Velocity Metrics
The company made further improvements in working capital during the quarter. Days sales outstanding improved to 45 days and inventory turns in the quarter were 8. The company’s cash conversion cycle improved to 37 days.
Company Invests to Expand Global Capabilities
In the first quarter, Solectron opened new design engineering facilities in Guadalajara, Mexico, and Timisoara, Romania, and expanded existing facilities in Singapore and Shanghai, China. In featuring design services in conjunction with the Solectron Production SystemTM, Solectron is expanding its competitive offerings to help customers accelerate time-to-market with lower costs, improved quality and increased flexibility.
The Guadalajara site was also recently expanded to add an Enclosure Center, adding this critical vertical integration capability to the Guadalajara campus. The Company also recently announced the opening of a medical manufacturing Center of Excellence in Singapore, to provide medical device manufacturers access to a lower-cost manufacturing region.
Stock Repurchase Program
On November 1, 2005, Solectron announced that the company has successfully completed the $250 million stock repurchase program commenced in July 2005. Under this program, the company repurchased 63.6 million shares of its common stock. On November 1, Solectron announced that its Board of Directors has authorized a new stock repurchase program, commencing in the second quarter, under which up to $250 million of the company’s outstanding common stock may be repurchased over the next 12 months.
Second Quarter 2006 Guidance
Fiscal second quarter guidance is for sales of $2.3 billion to $2.5 billion, and for non-GAAP EPS from continuing operations in a range from 2 cents to 4 cents, on a fully diluted basis.
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Non-GAAP Information
In addition to disclosing results determined in accordance with generally accepted accounting principles (GAAP), Solectron also discloses non-GAAP results of operations that exclude certain items. By disclosing this non-GAAP information, management intends to provide investors with additional information to further analyze the company’s performance, core results and underlying trends. Management utilizes a measure of net income and earnings per share on a non-GAAP basis that excludes certain charges to better assess operating performance. Earnings guidance is provided only on a non-GAAP basis due to the inherent difficulty in forecasting such charges. Consistent with industry practice, management has historically applied these non-GAAP measures when discussing earnings or earnings guidance and intends to continue doing so.
Non-GAAP information is not determined using GAAP; therefore, the information is not necessarily comparable to other companies and should not be used to compare the company’s performance over different periods. Non-GAAP information should not be viewed as a substitute for, or superior to, net income or other data prepared in accordance with GAAP as measures of our profitability or liquidity. Users of this financial information should consider the types of events and transactions for which adjustments have been made. See the tables in the press release for a reconciliation of non-GAAP amounts to amounts reported under GAAP. A reconciliation from non-GAAP to GAAP results is contained in the attached financial summary and is available in the Investor Relations section of our website at www.solectron.com.
Webcast To Be Held Today
At 4:30 p.m. ET today, Solectron will hold a conference call to discuss the first quarter financial results. A live webcast can be accessed at www.solectron.com. Supplemental financial information related to the conference call will also be available at this website location. Following the live broadcast, the archived webcast will be available at www.solectron.com/investor/events.htm.
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An audio replay will also be available December 22, 2005, two hours after the conclusion of the call. To access the replay, call (800) 642-1687 from within the United States, or (706) 645-9291 from outside the United States, and specify passcode 2678372.
Safe Harbor
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended regarding our financial outlook for the first quarter of fiscal 2006 and beyond, and new business opportunities. These forward-looking statements involve a number of risks and uncertainties, and are based on current expectations, forecasts and assumptions.
Actual outcomes and results could differ materially. These risks and uncertainties include: our ability to continue to win and satisfy customers; reliance on major customers; the present and future strength of the worldwide economy overall, and in the telecommunications and other electronics technology sectors in particular; our ability to continue to improve our operating metrics; the accuracy of our projections of cash flows and capital requirements; incurring more restructuring-related charges than currently anticipated; our ability to complete our previously announced restructuring plan within the stated timeframe; the risk of price fluctuation; fluctuations in operating results; changes in technology; competition; variations in demand forecasts and orders that may give rise to operational challenges such as excess plant, equipment and materials; risks associated with international sales and operations; our ability to properly manage acquisitions; any unidentified weaknesses or deficiencies in our internal controls over financial reporting; interest rate risk; existing and new environmental regulations; market and segment risk; our ability to retain key personnel; and the impact of our outstanding litigation and other contingent liabilities.
For a further list and description of risks and uncertainties, see the reports filed by Solectron with the Securities and Exchange Commission, specifically Forms 8-K, 10-K, and 10-Q. Solectron disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Supplemental information, condensed consolidated balance sheets and statements of operations follow. All monetary amounts are stated in U.S. dollars.
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Q1’06
Income from Continuing Operations Reconciliation	Quarter Ended
($ in millions)	Nov. 30, 2005
|
Income from continuing operations on a GAAP basis	$20.2
Restructuring and impairment charges	$0.9
Amortization of intangibles	$2.3
Stock compensation expense	$4.7

Non-GAAP income from continuing operations	$28.1

Earnings Per-Share Reconciliation	Quarter Ended
(in millions, except per-share data)	Nov. 30, 2005
|
Diluted net income per share from continuing operations on a GAAP basis	$0.02
Restructuring and impairment charges	—
Amortization of intangibles	—
Stock compensation expense	$0.01

Non-GAAP net income per share from continuing operations	$0.03

Shares used to compute diluted net income per share — GAAP and non-GAAP	925.9

Q1’05
Income from Continuing Operations Reconciliation	Quarter Ended
($ in millions)	Nov. 30, 2004

Income from continuing operations on a GAAP basis	$47.5
Restructuring and impairment charges	$0.7
Amortization of intangibles	$2.3
Stock compensation expense	$0.9

Non-GAAP income from continuing operations	$51.4

Earnings Per-Share Reconciliation	Quarter Ended
(in millions, except per-share data)	Nov. 30, 2004
|
Diluted net income per share from continuing operations on a GAAP basis	$0.05
Restructuring and impairment charges	—
Amortization of intangibles	—
Stock compensation expense	—

Non-GAAP net income per share from continuing operations	$0.05

Shares used to compute diluted net income per share — GAAP and non-GAAP	967.4
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Q4’05
Income from Continuing Operations Reconciliation	Quarter Ended
($ in millions)	Aug. 31, 2005
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Income from continuing operations on a GAAP basis	$11.8
Restructuring and impairment charges	$6.7
Amortization of intangibles	$2.2
Stock compensation expense	$0.7
Premium related to customer contract	$20.0

Non-GAAP income from continuing operations	$41.4

Earnings Per Share Reconciliation	Quarter Ended
(in millions, except per-share data)	Aug. 31, 2005
|
Diluted net income per share from continuing operations on a GAAP basis	$0.01
Restructuring and impairment charges	$0.01
Amortization of intangibles	—
Stock compensation expense	$0.02

Non-GAAP net income per share from continuing operations	$0.04

Shares used to compute diluted net income per share — GAAP and non-GAAP	969.2
About Solectron
Solectron Corporation (www.solectron.com) provides a full range of electronics manufacturing and supply-chain management services to the world’s leading networking, telecommunications, computing, consumer, automotive, industrial and medical device firms. The company’s industry-leading Lean Six Sigma methodology (Solectron Production System™) provides OEMs with low cost, flexibility and quality that improves competitive advantage. Solectron’s service offerings include new product introduction, collaborative design, materials management, product manufacturing, and product warranty and repair and end-of-life support. Based in Milpitas, Calif., Solectron operates in more than 20 countries on five continents and had sales from continuing operations of $10.4 billion in fiscal 2005.
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Analyst Contact:
Perry G. Hayes, Solectron Corporation (408) 956-7543 (U.S.) perryhayes@solectron.com
Ed Lockwood, Solectron Corporation, (408) 956-6959 (U.S.), edlockwood@solectron.com
Media Contact:
Corey Olfert, Solectron Corporation, (408) 956-7552 (U.S.), coreyolfert@solectron.com

SOLECTRON CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in millions)

	November 30	August 31
	2005	2005
	(Unaudited)
ASSETS
Current assets:
Cash, cash equivalents and short-term investments*	$1,370.8	$1,722.3
Accounts receivable, net	1,287.0	1,180.7
Inventories	1,232.9	1,108.5
Prepaid expenses and other current assets	214.4	211.4

Total current assets	4,105.1	4,222.9
Property and equipment, net	681.6	666.3
Goodwill	147.4	148.8
Other assets	222.6	219.8

Total assets	$5,156.7	$5,257.8

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$226.9	$165.7
Accounts payable	1,388.8	1,371.2
Accrued employee compensation	167.0	167.0
Accrued expenses and other current liabilities	515.0	509.6

Total current liabilities	2,297.7	2,213.5
Long-term debt	478.0	540.9
Other long-term liabilities	76.2	59.2

Total liabilities	$2,851.9	$2,813.6

Commitments and contingencies
Stockholders’ equity:
Common stock	1.0	1.0
Additional paid-in capital	7,610.3	7,774.1
Accumulated deficit	(5,182.5)	(5,206.5)
Accumulated other comprehensive loss	(124.0)	(124.4)

Total stockholders’ equity	2,304.8	2,444.2

Total liabilities and stockholders’ equity	$5,156.7	$5,257.8

*	Includes $30.9 million and $13.2 million of restricted cash balances as of November 30, 2005 and August 31, 2005, respectively, and $16.8 million and $26.3 million of short-term investments as of November 30, 2005 and August 31, 2005, respectively.

SOLECTRON CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(in millions, except per-share data)
Unaudited

	Three Months Ended November 30
	2005	2004
Net sales	$2,456.4	$2,690.6
Cost of sales	2,330.8	2,535.1

Gross profit	125.6	155.5

Operating expenses:
Selling, general and administrative	107.4	95.6
Restructuring and impairment costs	0.9	0.7

Operating income	17.3	59.2
Interest income	12.1	5.8
Interest expense	(6.7)	(16.3)
Other income — net	1.9	4.7

Operating income from continuing operations before income taxes	24.6	53.4
Income tax expense	4.4	5.9

Income from continuing operations	$20.2	$47.5

Discontinued operations:
Income from discontinued operations	$3.8	$12.4
Income tax expense	—	1.7

Income from discontinued operations	3.8	10.7
Net income	$24.0	$58.2

Basic net income per share
Continuing operations	$0.02	$0.05
Discontinued operations	0.01	0.01

Basic net income per share	$0.03	$0.06

Diluted net income per share
Continuing operations	$0.02	$0.05
Discontinued operations	0.01	0.01

Diluted net income per share	$0.03	$0.06

Shares used to compute basic net income per share	925.2	963.2
Shares used to compute diluted net income per share	925.9	967.4